Exhibit 99.1

FOR IMMEDIATE RELEASE

August 12, 2022

TWIN VEE POWERCATS CO. REPORTS A 158% INCREASE IN REVENUE,

ADJUSTED NET PROFITS OF $607,000 FOR ITS GAS-POWERED DIVISION FOR THE SECOND

QUARTER OF 2022

FORT PIERCE, FLORIDA, August 12, 2022 – Twin Vee PowerCats Co. (Nasdaq: VEEE) (“Twin Vee” or the “Company”), a designer, manufacturer, distributor, and marketer of power sport catamaran boats, today reported operational highlights and financial results for the second quarter of fiscal 2022.

“We are pleased to report a 158% increase in net revenue for the three months ended June 30, 2022, compared to 2021, while also adding additional models to our lineup and expanding our dealer network. Our continued efforts to streamline our manufacturing process and to become a lean organization have started to take hold, resulting in our first profitable quarter for our gas-powered division since our IPO in July 2021. The demand of our products and manufacturing efficiencies have increased our unit throughput to an average of 4.75 boats a week, up from approximately 3.25 boats per week in the fourth quarter of 2021.

We continue to watch market conditions, dealer inventory levels and economic indicators that might affect our business or the buying decisions of our customers. Our goal is to maintain our current production momentum, maintain and streamline inventory levels and remain focused on hiring qualified production and administrative staff to further strengthen our productivity, drive efficiencies, and maintain a high level of quality.

We are supporting our growth with new boat models, increased production capabilities, strengthening our human capital and investing approximately $3 million in tooling, new molds for our 260 GFX, 280, 340 and 400 GFX , facility upgrades and capital equipment in the past 12 months.”

“As we move forward into the second half of 2022, we anticipate our operating income to improve for our core gas-powered boat division. Forza X1 has successfully completed its initial public offering and Twin Vee should no longer be required to fund Forza’s operations.

“The net loss for the three months ended June 30, 2022, is a reflection of the investment the Company made in Forza X1. Today we completed our IPO of Forza X1, (FRZA). Forza X1 is expected to have its newly designed electric boat in the water in September of 2022. Forza X1 has selected the site for its new factory in McDowell County, North Carolina and we are currently negotiating a land purchase agreement.

We have accomplished so much in the last year, and our work will continue at a fast pace as we build our Company and our brand.”

Financial Highlights for the Quarter Ended June 30, 2022:

●	Revenue for the three months ended June 30, 2022 was approximately $8,520,000, representing a 158% increase compared to approximately $3,298,000 for the three months ended June 30, 2021.

●	Gross profit for the three months ended June 30, 2022 was approximately $3,447,000 compared to a gross profit of approximately $1,316,000 for the three months ended June 30, 2021.

●	Adjusted net income or free cash flow for the three months ended June 30, 2022, which excludes non-cash charges, for our gas-powered division was approximately $607,000. Consolidated adjusted net income was approximately $38,000. Free cash flow and adjusted net income are Non-GAAP measures. See below for an explanation and reconciliation of these NON-GAAP measures.

●	Net loss from our electric boat division was approximately $600,000 and the net loss from our franchise business was approximately $12,000, both for the three months ended June 30, 2022.

●	The Company had cash and marketable securities of approximately $9,860,000 as of June 30, 2022.

Conference Call

Joseph Visconti, CEO and Carrie Gunnerson, CFO will hold a conference call today, Friday, August 12, 2022, at 11:00 p.m. (Eastern). To listen to the conference call, interested parties should dial-in 1-888-220-8451 and use Conference ID 7599467. All callers should dial in approximately 10 minutes prior to the scheduled start time and ask to be joined into the Twin Vee conference call.

The conference call will also be available through a live audio webcast that can be accessed by clicking on this link.

The Company’s complete financial statements are being filed today with the Securities and Exchange Commission and can be accessed via https://ir.twinvee.com/sec-filings.

About Twin Vee PowerCats Co.

Twin Vee is a designer, manufacturer, distributor, and marketer of power sport catamaran boats. The Company is located in Fort Pierce, Florida and has been building and selling boats for over 26 years. Learn more at https://twinvee.com/. Twin Vee is one of the most recognizable brand names in the catamaran sport boat category, and is known as the “Best Riding Boats on the Water™”.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified by the use of the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements and include statements regarding maintaining the Company’s current production momentum, maintaining and streamlining inventory levels and remaining focused on hiring qualified production and administrative staff to further strengthen the Company’s productivity, drive efficiencies, and maintain a high level of quality, the Company’s operating income improving for its core gas powered boat segment, the electric boat division continuing to incur losses as the Company continues its research and development efforts, the IPO proceeds being directed to building and driving the Forza electric boat division and the Company no longer needing to fund Forza’s operations and the removal of cash that was required to fund Forza strengthening the Company’s cash flow, operating business and balance.

These forward-looking statements are based on management’s expectations and assumptions as of the date of this press release and are subject to a number of risks and uncertainties, many of which are difficult to predict, that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, the Company’s ability to maintain its current production momentum, maintain and streamline inventory levels and remain focused on hiring qualified production and administrative staff to further strengthen the Company’s productivity, drive efficiencies, and maintain a high level of quality, the ability to improve the Company’s operating income for its core gas powered boat segment, the IPO proceeds being sufficient to fund Forza’s capital requirements and the risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and the Company’s subsequent filings with the SEC, including subsequent periodic reports on Forms 10-Q and 8-K. The information in this release is provided only as of the date of this release, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events, except as required by law.

CONTACT:

Glenn Sonoda
investor@twinvee.com
(772) 429-2525

SOURCE: Twin Vee PowerCats Co.

(Tables Follow)

	June 30,	December 31,
	2022	2021
Cash and cash equivalents	$5,910,533	$6,975,302
Marketable securities	$3,948,930	$6,064,097
Current assets	$12,320,261	$13,073,346
Current liabilities	$3,975,876	$2,155,420
Working capital	$8,344,385	$10,917,926

	Three Months Ended
	June 30,
	2022	2021
Net Sales	$8,519,613	$3,297,571
Cost of products sold	$5,072,401	$1,981,427
Gross profit	$3,447,212	$1,316,144
Operating expenses	$3,919,191	$1,433,077
Loss from operations	$(471,979)	$(116,933)
Other (expense) income	$(66,803)	$167,784
Net (loss) income	$(538,782)	$50,851
Basic and dilutive income per share of common stock	$(0.08)	$0.01
Weighted average number of shares of common stock outstanding	7,000,000	4,000,000

	Six Months Ended
	June 30,
	2022	2021
Net sales	$14,405,613	$6,505,214
Cost of products sold	$8,524,047	$3,701,164
Gross profit	$5,881,566	$2,804,050
Operating expenses	$7,401,698	$2,766,221
(Loss) income from operations	$(1,520,132)	$37,829
Other (expense) income	$(209,967)	$144,971
Net (loss) income	$(1,730,099)	$182,800
Basic and dilutive income per share of common stock	$(0.25)	$0.05
Weighted average number of shares of common stock outstanding	7,000,000	4,000,000

The following table shows information by reportable segments for the three and six months ended June 30, 2022 and 2021:

	For the Three Months Ended June 30, 2022
	Gas-Powered Boats	Franchise	Electric Boat and Development	Total
Net sales	$8,519,613	$—	$—	$8,519,613
Cost of products sold	5,059,389	—	13,012	5,072,401
Operating expense	3,356,381	7,723	555,087	3,919,191
Income (loss) from operations	103,843	(7,723)	(568,099)	(471,979)
Other loss	(31,089)	(3,882)	(31,832)	(66,803)
Net income (loss)	$72,754	$(11,605)	$(599,931)	$(538,782)
Adjusted net income	$606,707	$(11,605)	$(557,015)	$38,087

	For the Three Months Ended June 30, 2021
	Gas-Powered Boats	Franchise	Electric Boat and Development	Total
Net sales	$3,297,571	$—	$—	$3,297,571
Cost of products sold	1,981,427	—	—	1,981,427
Operating expense	1,415,527	—	17,550	1,433,077
Loss from operations	(99,383)	—	(17,550)	(116,933)
Other income (expense)	231,590	—	(63,806)	167,784
Net income (loss)	$132,207	$—	$(81,356)	$50,851
Adjusted net income	$311,377	$—	$108,896	$420,273

	For the Six Months Ended June 30, 2022
	Gas-Powered Boats	Franchise	Electric Boat and Development	Total
Net sales	$14,406,645	$(1,032)	$—	$14,405,613
Cost of products sold	8,498,930	1,027	24,090	8,524,047
Operating expense	6,309,997	33,978	1,057,723	7,401,698
Loss from operations	(402,282)	(36,037)	(1,081,813)	(1,520,132)
Other loss	(151,442)	(26,116)	(32,409)	(209,967)
Net loss	$(553,724)	$(62,153)	$(1,114,222)	$(1,730,099)
Adjusted net income	$454,271	$(41,957)	$(1,063,568)	$(651,254)

	For the Six Months Ended June 30, 2021
	Gas-Powered Boats	Franchise	Electric Boat and Development	Total
Net sales	$6,505,214	$—	$—	$6,505,214
Cost of products sold	3,701,164	—	—	3,701,164
Operating expense	2,731,121	—	35,100	2,766,221
Income (loss) from operations	72,929	—	(35,100)	37,829
Other income (expense)	210,419	—	(65,448)	144,971
Net income (loss)	$283,348	$—	$(100,548)	$182,800
Adjusted net income	$610,662	$—	$89,704	$700,366

Non-GAAP Financial Measures

We have presented a supplemental non-GAAP financial measure in this earnings release. We believe that this supplemental information is useful to investors because it allows for an evaluation of the company with a focus on the performance of its core operations, including more meaningful comparisons of financial results to historical periods. Adjusted net (loss) income is a non-GAAP financial measure which excludes certain non-cash expenses. Adjusted net (loss) income is net loss excluding (i) stock based compensation(ii) loss on disposal of assets(iii) depreciation (iv)change of right of use asset and lease and (v)net change in marketable securities. Our executive management team uses these same non-GAAP measures internally to assess the ongoing performance of the Company.

The non-GAAP information should be read in conjunction with the Company’s consolidated financial statements and related notes. The non-GAAP financial measures should not be considered superior to, as a substitute for, or as an alternative to, and should be considered in conjunction with, the GAAP financial measures presented.

Below is a reconciliation of Adjusted net (loss) income to GAAP net (loss) income for the three and six months ended June 30, 2022 and 2021:

	Three Months Ended
	June 30,
	2022	2021
Net Sales	$8,519,613	$3,297,571
Cost of products sold	$5,072,401	$1,981,427
Gross profit	$3,447,212	$1,316,144
Operating expenses	$3,919,191	$1,433,077
Loss from operations	$(471,979)	$(116,933)
Other (expense) income	$(66,803)	$167,784
Net (loss) income	$(538,782)	$50,851
Basic and dilutive income per share of common stock	$(0.08)	$0.01
Weighted average number of shares of common stock outstanding	7,000,000	4,000,000

	Adjusted net income Three Months Ended
	June 30,	June 30,
	2022	2021
Net (loss) income	$(538,782)	$50,851
Stock based compensation	301,891	—
Loss on disposal of assets	31,582	218,936
Depreciation	119,817	54,475
Change of right-of-use asset and lease liabilities	96,541	96,011
Net change in marketable securities	27,038	—
Adjusted net income	$38,087	$420,273

	Six Months Ended
	June 30,
	2022	2021
Net sales	$14,405,613	$6,505,214
Cost of products sold	$8,524,047	$3,701,164
Gross profit	$5,881,566	$2,804,050
Operating expenses	$7,401,698	$2,766,221
(Loss) income from operations	$(1,520,132)	$37,829
Other (expense) income	$(209,967)	$144,971
Net (loss) income	$(1,730,099)	$182,800
Basic and dilutive income per share of common stock	$(0.25)	$0.05
Weighted average number of shares of common stock outstanding	7,000,000	4,000,000

	Adjusted net (loss) income Six Months Ended
	June 30,	June 30,
	2022	2021
Net (loss) income	$(1,730,099)	$182,800
Stock based compensation	526,723	—
Loss on disposal of assets	49,990	224,037
Depreciation	199,909	100,998
Change of right-of-use asset and lease liabilities	189,647	192,531
Net change in marketable securities	112,576	—
Adjusted net (loss) income	$(651,254)	$700,366